EXHIBIT 10-r

STOCK PURCHASE PLAN

This booklet (excluding the Table of Contents) constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933. AmSouth Bancorporation is sometimes referred to herein as “AmSouth” or “the Company.” The following, in question and answer form, are the provisions of the AmSouth Bancorporation Employee Stock Purchase Plan. The Plan was originally adopted in 1986 and 600,000 shares of AmSouth Bancorporation Common Stock were authorized for issuance pursuant to the Plan. The number of shares authorized for issuance under the Plan has been increased from time to time. The Plan was amended and restated effective January 1, 2000. While the Plan is expected to be of long-term and indefinite duration, the Company may from time to time modify, amend or terminate the Plan, without prior notice.

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I. PURPOSE
A. What is the purpose of the Employee Stock Purchase Plan?	11-1
II. ADVANTAGES
A. What are the advantages of the Plan?	11-1
III. PARTICIPATION
A. Who is eligible to participate?	11-2
B. How do I become a participant?	11-2
IV. PURCHASES
A. How may I purchase shares of stock under the Plan?	11-2
B. When may I purchase shares of stock under the Plan?	11-2
C. How many shares of AmSouth stock may I purchase under the Plan?	11-2
D. Is there a minimum number of shares which must be purchased under the Plan?	11-3
E. Are there any additional restrictions on my purchases under the Plan?	11-3
F. May I purchase shares for someone else?	11-3
G. May I purchase shares if I am on an approved leave of absence from AmSouth?	11-3
H. How can I keep track of my purchases and payroll deductions?	11-3
V. PURCHASE PRICE
A. What is the Purchase Price of shares of AmSouth stock under the Plan?	11-3
B. Are participants charged any fees in connection with purchases under the Plan?	11-3
VI. AMSOUTH MATCHING CONTRIBUTIONS
A. How much will the Company’s matching contribution be?	11-3
VII. STOCK CERTIFICATES
A. Will certificates be issued for shares of stock purchased under the Plan?	11-4
B. When will stock certificates for stock purchased under the Plan be delivered?	11-4
VIII. CERTAIN SHAREHOLDER RIGHTS
A. Will I be able to receive dividends on shares purchased under the Plan?	11-4
B. Can I sell the shares purchased under the Plan?	11-4
C. Will I be able to vote my shares?	11-4
IX. TERMINATION AS A PARTICIPANT
A. How may I withdraw from the Plan or terminate as a Participant?	11-4
X. OTHER INFORMATION
A. What is the source of shares purchased under the Plan?	11-4
B. What is the responsibility of the Company under the Plan?	11-4
C. May the Plan be changed or discontinued?	11-5
XI. SUPPLEMENTAL INFORMATION
A. General	11-5
B. Tax Consequences	11-5
C. Administration of the Plan	11-5
D. ERISA	11-5

I.	PURPOSE
A.	What is the purpose of the Employee Stock Purchase Plan?

This Plan has been set up to encourage and enable eligible employees of AmSouth and its subsidiaries to acquire AmSouth stock. Management believes that this Plan will help create expanded interest among employees in the profitable growth of AmSouth.

II.	ADVANTAGES
A.	What are the advantages of the Plan?

You may invest up to $2,000 each calendar year in purchases of AmSouth stock and the Company will contribute a 25% match toward your purchase(s).

You may invest up to $8,000 more each calendar year in purchases of AmSouth stock on an unmatched basis, for a maximum employee investment per calendar year of $10,000.

You will be charged no administrative fees or brokerage fees on your purchases of AmSouth stock under this plan.

III.	PARTICIPATION
A.	Who is eligible to participate?

Employees of AmSouth or its subsidiaries who are hired to work a minimum of twenty (20) hours per week are eligible to participate in the Plan. Participation in the Plan is purely voluntary.

No director, honorary director or advisory director of AmSouth or of its subsidiaries who is not also an eligible employee is eligible to participate.

B.	How do I become a participant?

You will automatically become a participant as of the first of the month coincident with or following your date of hire into a benefits eligible position, or the effective date of your placement into a benefits eligible position. Becoming a participant does not obligate you to make any purchase of AmSouth stock. Being a participant makes you eligible to purchase stock if you choose. You may sign up for payroll deduction purchases by completing an Employee Stock Purchase Plan Payroll Deduction Purchase form and returning it to Human Resources Employee Benefits Administration. Your form will be processed and payroll deductions will start as soon as administratively feasible. You may also make a direct purchase of AmSouth stock on any purchase date coincident with or following the date you become a participant in the Plan.

IV.	PURCHASES
A.	How may I purchase shares of stock under the Plan?

Once you are a participant, there are two ways you can purchase stock under the Plan. One way is through payroll deduction. Just complete an Employee Stock Purchase Plan Payroll Deduction Purchase form (the “Form”) and return it to Human Resources Employee Benefits Administration. You can have a minimum of $25.00 and a maximum of $416.00 contributed on an after tax basis per semi-monthly pay period. This results in a minimum of $50.00 per month and a maximum of $833 per month. The specific dollar amount you want withheld for stock purchase must be specified on the Form. Deductions can be increased, decreased, stopped or started on any pay period, as long as changes are received by payroll cutoff dates.

The second way to purchase stock is by direct purchase by personal check. Send in your personal check for any amount (up to $10,000 per calendar year—see Question VI A for the limits on the Company’s matching) to Human Resources Employ Benefits Administration Department together with a completed Purchase Request Form.

Both forms are available from your Human Resources Representative or at inside.amsouth or the Human Resources Employee Benefits Administration Department. A participant may not use funds in an IRA to make a purchase.

You may use both methods to purchase stock, as long as you do not exceed the $10,000 per calendar year limit.

B.	When may I purchase shares of stock under the Plan?

Shares will be purchased on the last business day of each month (the “Purchase Dates”), subject to the maximum amount (see Question IV C below) and the minimum purchase rule (see Question IV D below). Funds accumulated through payroll deduction and all checks and Purchase Request Forms received in the Human Resources Employee Benefits Administration Department, AHP-7 in Birmingham by 3:00 p.m. Central Time on the day prior to each Purchase Date will be used to buy stock as of the Purchase Date.

For your purchases to be processed, you must remain a participant in active employment through the Purchase Date or be on an approved leave of absence.

C.	How many shares of AmSouth stock may I purchase under the Plan?

The number of shares purchased for you will be equal to the total amount of money you send in and/or accumulate through payroll deductions, plus the Company’s contribution (if any), divided by the Purchase Price per share. The Purchase Price (see Question V A) will be the price of AmSouth Bancorporation common stock on the NYSE as of the close of business on the purchase date. The maximum amount you can invest each calendar year is $10,000.

There are no brokerage fees. A minimum of ten (10) shares must be purchased. Fractional shares will not be issued. If you are purchasing through payroll reduction, excess funds available from fractional shares will remain available for use on the next available purchase date. Excess funds resulting from a direct purchase will be refunded on the next available payroll date as a non-taxable contribution.

D.	Is there a minimum number of shares which must be purchased under the Plan?

Yes. No fewer than ten (10) shares can be purchased at a time. If you use payroll deduction to purchase AmSouth stock and your accumulated funds (plus the Company matching contribution, if any) are not enough to purchase ten (10) shares, the funds will carry over to the next Purchase Date. If you send in a check to purchase AmSouth stock, and your check (plus the Company matching contribution, if any) is not enough to purchase ten (10) shares, your check will be returned to you.

E.	Are there any additional restrictions on my purchases under the Plan?

Yes. You may not purchase stock under this Plan if, immediately after the purchase, you would own five (5) percent or more of the total combined voting power or value of all classes of stock of AmSouth Bancorporation or any of its subsidiaries. The following rules apply solely for the purpose of determining whether your purchases are limited under the preceding sentence:

•	You will be considered the owner of stock which you may purchase under outstanding stock options;
•	You will be considered the owner of stock which is owned, directly or indirectly, by or for your spouse, ancestors, lineal descendants, brothers and sisters (including half-brothers and half-sisters); and
•	If you are a shareholder of a corporation, a partner in a partnership or a beneficiary of a trust or estate, you will be considered the owner of a proportional share of the stock owned, directly or indirectly, by or for the corporation, partnership, trust or estate.

F.	May I purchase shares for someone else?

No. Any purchases you make under the Plan must be made in your name alone.

G.	May I purchase shares if I am on an approved leave of absence from AmSouth?

Yes. If you are a participant in the Plan on an approved leave of absence, you may purchase shares of stock under the Plan.

H.	How can I keep track of my purchases and payroll deductions?

Your pay voucher will reflect your after tax contributions for stock purchases and any Company match (imputed income).

V.	PURCHASE PRICE
A.	What is the Purchase Price of shares of AmSouth stock under the Plan?

On each Purchase Date (see Question IV B), the Purchase Price will be that day’s closing price of AmSouth stock on the New York Stock Exchange.

If, on a Purchase Date, there is no trading in AmSouth stock on the New York Stock Exchange (or if trading is halted or suspended) for a substantial amount of time during the day, or if publication of the sales price of AmSouth stock on that day does not take place or contains a reporting error, the Purchase Price of shares will be determined by the Company on the basis of any market quotations it shall deem appropriate. No shares will ever be purchased from the Company under the Plan at less than the par value ($1.00 per share.)

B.	Are participants charged any fees in connection with purchases under the Plan?

No. You will incur no brokerage commissions or service charges for purchases made under the Plan. All costs of administration of the Plan will be paid by the Company. AmSouth does not cover service charges (i.e., brokerage fees) associated with the sale of stock purchased through the Plan.

VI.	AMSOUTH MATCHING CONTRIBUTION
A.	How much will the Company’s matching contribution be?

Remember that the Company will make matching contributions only with regard to the first $2,000 you invest under the Plan in any calendar year. This amount will not carry over from year to year. With this in mind, the Company will match your purchase at $.25 on the dollar up to the first $2,000. So if you spend $2,000, you will have $2,500 available (due to the 25% match) to purchase stock. This company match is considered as taxable income and will be reflected as such as soon as is practical within the payroll system for purpose of withholding appropriate taxes. Both direct purchases by check and purchases by payroll deduction apply toward the annual match maximum.

VII.	STOCK CERTIFICATES
A.	Will certificates be issued for shares of stock purchased under the Plan?

Yes. AmSouth stock shares will be issued on one stock certificate in the name of the participant only and either (1) deposited to an existing AmSouth Investment Services, Inc., brokerage account, (2) deposited to a newly established or existing dividend reinvestment account with Bank of New York, or (3) mailed to a participant’s home address. Issuance may require thirty (30) days or more. Once the shares are issued, they are available for sale on an unrestricted basis (with very limited exceptions), but the employee will be totally responsible for any brokerage commissions. Certificates will be issued in your name only.

B.	When will stock certificates for stock purchased under the Plan be delivered?

If you request that certificates be mailed to you, they will ordinarily be sent to you within thirty (30) days of the Purchase Date, if the shares are purchased from the Company.

When shares are purchased in the open market, these purchases will be made as soon as practical and within thirty (30) days of the Purchase Date, unless a longer period is necessary or advisable because of Federal Securities Laws. Therefore, delivery of stock certificates to you may take longer than thirty (30) days. If you are having your stock sent to a brokerage account, or deposited into your AmSouth Dividend Reinvestment Account, these transactions will be made as soon as practical and normally within thirty (30) days of the Purchase Date.

VIII.	CERTAIN SHAREHOLDER RIGHTS
A.	Will I be able to receive dividends on shares purchased under the Plan?

Yes. You will be just like any shareholder of AmSouth Bancorporation. If and when the Board of Directors of the Company declares any cash dividend, stock dividend, etc., you will receive it as do other AmSouth shareholders.

B.	Can I sell the shares purchased under the Plan?

Yes. The shares you purchase under the Plan are your property. You may dispose of them at any time you wish.

As an employee of AmSouth, you must be cautious that you do not buy or sell stock while in possession of inside information, as this could subject you to liability under the Federal Securities Laws. If you have any questions in this area, please call the AmSouth Law Department.

C.	Will I be able to vote my shares?

Yes. As a shareholder of AmSouth, you will receive all information provided to shareholders, including a proxy statement and a proxy to vote your shares.

IX.	TERMINATION AS A PARTICIPANT
A.	How may I withdraw from the Plan or terminate as a Participant?

You will automatically terminate as a participant if you terminate employment or move to a nonbenefits eligible position. You may stop your payroll deduction for stock purchases at any time by notifying Human Resources Employee Benefits Administration.

Upon termination of participation or movement to a non-benefits eligible position, your accumulated contributions and matching funds (if any) will be applied towards the purchase of stock on the next Purchase Date, and any remaining funds (i.e., funds insufficient to purchase ten (10) shares or a fractional share amount) will be refunded to you.

X.	OTHER INFORMATION
A.	What is the source of shares purchased under the Plan?

Shares purchased under the Plan will be, at the Company’s discretion, either newly issued shares, shares already owned by the Company (treasury stock), or shares purchased for Plan participants in the open market, or a combination. Newly issued shares and treasury stock will be purchased directly from the Company. The decision whether to purchase shares in the open market will be made by the Company based upon general market conditions, the relationship between purchase price and book value per share, regulatory requirements and other factors.

B.	What is the responsibility of the Company under the Plan?

Neither the Company, its Board of Directors, the AmSouth Benefits Committee, the Human Resources Employee Benefits Administration Department, or any other person will be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability arising out of the purchase or distribution of a participant’s stock.

No one can assure you or any participant of a profit or protect against a loss on the stock purchased under the Plan.

C.	May the Plan be changed or discontinued?

Yes. The Company reserves the right to suspend, modify or terminate the Plan at any time, without prior notice.

XI.	SUPPLEMENTAL INFORMATION
A.	General

AmSouth Bancorporation (the “Company”) has filed a registration statement with the Securities and Exchange Commission (“SEC”) regarding the shares to be issued under the Employee Stock Purchase Plan (the “Plan”) and various documents filed by the Company with the SEC are incorporated by reference in the registration statement and are hereby incorporated by reference in this prospectus. Also incorporated by reference in this prospectus is AmSouth’s Registration Statement on Form 8-A, filed on March 12, 1998, with respect to AmSouth’s Stockholder Protection Rights Agreement (and any amendment or report filed for the purpose of updating such description). Copies of these documents, other than certain exhibits, and certain other documents required to be delivered to Plan participants, including the Company’s Annual Report to Shareholders and Annual Report on Form 10-K, are available without charge upon request made to AmSouth Bancorporation, P.O. Box 11007, Birmingham, Alabama 35288 (telephone 205-583-4439).

The Company has previously notified certain individuals of procedures that should be followed with respect to sales of AmSouth stock received under the Plan or otherwise.

B.	Tax Consequences

The Company’s matching contribution to your purchase of stock is includable in your gross income as imputed income for state and federal purposes as of the Purchase Date (as defined in the Plan). Both state and Federal income tax must be withheld with respect to the Company contribution. The Company will take this withholding out of your base pay as soon as practicable after a Purchase Date.

In addition, both the employee and employer portions of FICA (Social Security) are due on the amount of the Company contribution.

Your tax “basis” in your stock, under current federal income tax laws, will be the total amount paid by you and by the Company as if you had provided the entire purchase price for all shares acquired. The foregoing is only an outline of the Company’s understanding of some of the applicable federal tax provisions. For further information on federal or any state tax laws or with respect to changes in tax laws after the date of this Prospectus, you should consult with your own tax advisors.

The Company is entitled to a tax deduction for the amount it contributes to your purchase and for its expenses of operating the Plan, including any brokerage commissions which it pays.

C.	Administration of the Plan

The Plan is administered by the AmSouth Benefits Committee (the “Committee”) which is composed of seven senior officers of the Company. The Human Resources Employee Benefits Administration Department manages the day-to-day operation of the Plan. The Committee has the authority to interpret the Plan and make any decisions necessary or advisable in administering the Plan. All decisions made by the Committee are final and binding.

A current list of the Committee members and additional information about the Plan and its administration will be provided to any participant upon written request to the Human Resources Employee Benefits Administration Department, P.O. Box 11007, Birmingham, Alabama 35288 (telephone 1-877-562-8383).

D.	ERISA

The Employee Stock Purchase Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, popularly known as ERISA, nor is it a “qualified plan” under Section 401(a) or Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).